EXHIBIT 3.1

RESTATED
ARTICLES OF INCORPORATION
OF
EXPEDITORS INTERNATIONAL OF WASHINGTON INC.
The following are the Restated Articles of Incorporation of Expeditors International of Washington, Inc., correctly setting forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and superseding the original Articles of Incorporation of the corporation and all amendments thereto as adopted by the Board of Directors.
ARTICLE I
The name of this corporation is “Expeditors International of Washington Inc.”
ARTICLE II
This corporation has perpetual existence.
ARTICLE III
The purpose or purposes for which this corporation is organized are:
(1)    To engage in freight forwarding, customhouse brokerage, vessel chartering and other miscellaneous related activities.
(2)    To engage in any other lawful business or activity whatsoever which may hereafter from time to time be authorized by the Board of Directors.
ARTICLE IV
The address of the registered office of the corporation as of the date of these Restated Articles is 19119 Sixteenth Avenue South, Seattle, Washington 98188 and the name of the registered agent at such address is Gary E. Fowler.
ARTICLE V
(1)    Authorized Capital. The total number of shares which the corporation is authorized to issue is 22,000,000, consisting of 20,000,000 shares of Common Stock having a par value of $0.01 per share and 2,000,000 shares of Preferred Stock having a par value of $0.01 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

(2)    Issuance of Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the rights and preferences of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.
(3)    Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.
(4)    Redemption. The Preferred Stock may be redeemable in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.
(5)    Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts as may be provided by the Board of Directors in designating a particular series of Preferred Stock per share and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in the section, unless otherwise provided by the Board of Directors designating a particular series of Preferred Stock.
(6)    Conversion. Shares of Preferred Stock may be convertible to Common Stock of the corporation at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.
(7)    Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.
ARTICLE VI

Shareholders of this, corporation have no preemptive rights to acquire additional shares issued by the corporation.
ARTICLE VII
The first directors of the corporation were three in number and their names and addresses were as follows:

Name	Address
John M. Kaiser	1927 Eight Avenue West Seattle, Washington 98119
Mike Krummel	2912 124th Avenue Northeast Bellevue, Washington 98119
Susan R. Kaiser	1927 Eighth Avenue West Seattle, Washington 98119

ARTICLE VIII
The name and address of the incorporator of the corporation was:

Name	Address
Charles A. Johnson, Jr.	10655 Northeast Fourth Suite 506 Seattle Trust Building Bellevue, Washington 98004

ARTICLE IX
At each election for directors, every shareholder entitiled to vote at such election has the right to vote in person or by proxy the number of shares of stock held by him for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.
ARTICLE X
(1)    No contracts or other transactions between the corporation and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and
(2)    Any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.
ARTICLE XI
The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.
ARTICLE XII
No director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director on or after the date this Article XII becomes effective, except for acts or omissions that involve intentional misconduct or a knowing violation of law by the director, for conduct violating RCW 23A.08.450, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by the shareholders of this provision, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article XII shall not adversely affect any right or protection of a director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
EXECUTED IN DUPLICATE under penalty of perjury this 6th day of November, 1987.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By:	/s/ Gary E. Fowler
Gary E. Fowler
Secretary

ARTICLES OF AMENDMENT
OF
EXPEDITORS INTERNATIONAL OF WASHIGNTON, INC.
Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:
FIRST: The name of the corporation is EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the “Corporation”).
SECOND: The Restated Articles of Incorporation are hereby amended by deleting Article V, Section 1 in it entirety and replacing it with a new Article V, Section 1 to read as follows:
ARTICLE V
(1)    Authorized Capital. The total number of shares which the Corporation is authorized to issue is forty-two million (42,000,000), consisting of forty million (40,000,000) shares of common stock, having a par value of $.01, and two million (2,000,000) shares of preferred stock, having a par value of $.01. Shares shall be issued at such prices as shall be determined by the Board of Directors. The Common Stock is subject to the rights and preferences of the preferred stock as hereinafter set forth.
THIRD: This amendment does not provide for an exchange, reclassification or cancellation of issued shares.
FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on November 1, 1993 without shareholder action. Pursuant to RCW 23B.10.020(4), shareholder action with regard to this amendment of the Restated Articles of Incorporation of the Corporation is not required.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By:	/s/ Gary E. Fowler
Gary E. Fowler
Vice President and Chief Financial Officer

Date: December 9, 1993

ARTICLES OF AMENDMENT
OF
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:
FIRST: The name of the corporation is EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the “Corporation”).
SECOND: The Restated Articles of Incorporation are hereby amended by deleting Article V, Section 1 in it entirety and replacing it with a new Article V, Section 1 to read as follows:
ARTICLE V
(1)    Authorized Capital. The total number of shares which the Corporation is authorized to issue is eighty-two million (82,000,000), consisting of eighty million (80,000,000) shares of common stock, having a par value of $.01, and two million ($2,000,000) shares of preferred stock, having a par value of $.01. Shares shall be issued at such prices as shall be determined by the Board of Directors. The Common Stock is subject to the rights and preferences of the preferred stock as hereinafter set forth.
THIRD: This amendment does not provide for an exchange, reclassification or cancellation of issued shares.
FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on November 7, 1996 without shareholder action. Pursuant to RCW 23B.10,020(4), shareholder action with regard to this amendment of the Restated Articles of Incorporation of the Corporation is not required.
DATED:    November 12, 1996

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By:	/s/ Jeffrey J. King
Jeffrey J. King
Senior Vice President, General Counsel and Secretary

ARTICLES OF AMENDMENT
OF
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:
FIRST: The name of the corporation is EXPENDITORS INTERNATIONAL OF WASHINGTON, INC. (the “Corporation”)
SECOND: The Restated Articles of Incorporation are hereby amended by deleting Article V, Section 1 in its entirely and replacing it with a new Article V, Section 1 to read as follows:
ARTICLE V
(1)    Authorized Capital. The total number of shares which the Corporation is authorized to issue is one hundred sixty-two million (162,000,000), consisting of one hundred sixty million (160,000,000) shares of common stock, having a par value of $.01, and two million (2,000,000) shares of preferred stock, having a par value of $.01. Shares shall be issued at such prices as shall be determined by the Board of Directors. The Common Stock is subject to the rights and preferences of the preferred stock as hereinafter set forth.
THIRD: This amendment does not provide for an exchange, reclassification or cancellation of issued shares.
FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on May 5, 1999 without shareholder action. Pursuant to RCW 23B.10.020(4), shareholder action with regard to this amendment of the Restated Articles of Incorporation of the Corporation is not required.
DATED: May 20, 1999

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By:	/s/ Jeffrey J. King
Jeffrey J. King
Senior Vice President, General Counsel and Secretary

ARTICLES OF AMENDMENT
OF
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles Amendment to its Restated Articles of Incorporation:
FIRST: The name of the corporation is EXPENDITORS INTERNATIONAL OF WASHINGTON, INC. (the “Corporation”)
SECOND: The Restated Articles of Incorporation are hereby amended by deleting Article V, Section 1 in its entirely and replacing it with a new Article V, Section 1 to read as follows:
ARTICLE V
(1)    Authorized Capital. The total number of shares which the Corporation is authorized to issue is three hundred twenty-two million (322,000,000), consisting of three hundred twenty million (320,000,000) shares of Common Stock, having a par value of $.01, and two million (2,000,000) shares of Preferred Stock, having a par value of $.01. Shares shall be issued at such prices as shall be determined by the Board of Directors. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.
THIRD: This amendment does not provide for an exchange, reclassification or cancellation of issued shares.
FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on May 8, 2002 without shareholder action. Pursuant to RCW 23B.10.020(4), shareholder action with regard to this amendment of the Restated Articles of Incorporation of the Corporation is not required.
DATED:    June 12, 2002

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By:	/s/ Jeffrey J. King
Jeffrey J. King
Senior Vice President, General Counsel and Secretary

ARTICLES OF AMENDMENT
OF
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles Amendment to its Restated Articles of Incorporation:
FIRST: The name of the corporation is EXPENDITORS INTERNATIONAL OF WASHINGTON, INC. (the “Corporation”)
SECOND: The Restated Articles of Incorporation are hereby amended by deleting Article V, Section 1 in its entirely and replacing it with a new Article V, Section 1 to read as follows:
ARTICLE V

(1)
Authorized Capital. The total number of shares which the Corporation is authorized to issue is six hundred forty-two million (642,000,000), consisting of six hundred forty million (640,000,000) shares of Common Stock, having a par value of $.01, and two million (2,000,000) shares of Preferred Stock, having a par value of $.01. Shares shall be issued at such prices as shall be determined by the Board of Directors. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

THIRD: This amendment does not provide for an exchange, reclassification or cancellation of issued shares.
FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on May 3, 2006 without shareholder action. Pursuant to RCW 23B.10.020(4), shareholder action with regard to this amendment of the Restated Articles of Incorporation of the Corporation is not required.
DATED:    August 2, 2006

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By:	/s/ Jeffrey J. King
Jeffrey J. King
Senior Vice President, General Counsel and Secretary